Exhibit 99.2

Execution Copy

First Amendment to Investor Agreement

THIS FIRST AMENDMENT TO THE INVESTOR AGREEMENT (this “Amendment”), dated as of October 27, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are parties to that certain Investor Agreement, dated as of October 13, 2008 (the “Investor Agreement”); and

WHEREAS, the Company and the Investor have determined to amend the Investor Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Investor Agreement.

2.	Amendments. The Investor Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

2.1.
The definition of “Investor Percentage Interest” is amended and restated in its entirety as follows: ““Investor Percentage Interest” shall mean, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock Beneficially Owned by the Investor (treating the Series B Preferred Stock and any other securities of the Company convertible into or exercisable or exchangeable for Common Stock that are Beneficially Owned by the Investor or its Affiliates as fully converted into or exercised or exchanged for the underlying Common Stock) divided by (ii) the total number of outstanding shares of Common Stock (treating (x) the Series B Preferred Stock and any other securities of the Company convertible into or exercisable or exchangeable for Common Stock that are Beneficially Owned by the Investor or its Affiliates as fully converted into or exercised or exchanged for the underlying Common Stock and (y) all shares of Common Stock issuable upon conversion or exercise or exchange of any other then outstanding securities convertible into or exercisable or exchangeable for Common Stock, to the extent such other securities are Covered Securities sold in a Qualified Offering, as having been issued; it being understood that the PEPS Units sold pursuant to the Securities Purchase Agreement, made as of December 19, 2007, between the Company and Best Investment Corporation, shall be considered Covered Securities sold in a Qualified Offering for purposes of this clause (y)).”

2.2.
Section 5.1 is amended and restated in its entirety as follows: “If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to permit the Investor’s Investor Percentage Interest immediately after giving effect to the issuance of such Covered Securities (including the issuance of Covered Securities pursuant to this Section 5.1) to be equal to the Investor’s Investor Percentage Interest immediately prior to the issuance of any such Covered Securities, but only to the extent that the Investor’s Economic Interest Percentage does not as a consequence exceed 20%.  For the avoidance of doubt, in the event that the issuance of Covered Securities in a Qualified Offering involves the purchase of a package of securities that includes Covered Securities and other securities in the same Qualified Offering, Investor shall have the right to acquire a pro rata portion of such other securities, together with a pro rata portion of such Covered Securities, at the price and on the terms that such other securities are purchased by the other purchaser or purchasers of such Covered Securities and other securities and, if the Investor chooses to acquire Covered Securities pursuant to this Section 5.1, it shall also acquire a pro rata portion of such other securities at such price and on such terms.”

3.
No Other Amendments.  Except as expressly set forth herein, the Investor Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Investor Agreement (or a consent to any such waiver, amendment, modification or other change).  All references in the Investor Agreement to the Investor Agreement shall be deemed to be references to the Investor Agreement after giving effect to this Amendment.

4.	Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.	Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.
Applicable Law and Submission to Jurisdiction.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware.  The provisions of Sections 9.5 and 9.12 of the Investor Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

7.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP, INC.

By: /s/ David K. Wong	By: /s/ Toshihide Mizuno
Name: David K. Wong	Name: Toshihide Mizuno
Title: Treasurer	Title: Senior Managing Director